UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2005

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	000-50780	98-0417192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

ITEM 8.01 Other Events.

Teleglobe previously announced that the Audit Committee of the Company had engaged an outside law firm, Debevoise & Plimpton LLP (“Debevoise”), to investigate potential violations of the U.S. Foreign Corrupt Practices Act (“FCPA”) by employees of ITXC Corp. prior to Teleglobe’s merger with ITXC, consummated on May 31, 2004. Following the completion of its investigation into the actions of ITXC employees in November 2004, the results of which have been previously reported, and at the request of the Company’s Audit Committee, Debevoise conducted an investigation into Teleglobe’s foreign agency agreements and practices in order to confirm that no similar issues exist with respect to Teleglobe’s compliance with the FCPA.

Debevoise recently completed its investigation with respect to Teleglobe’s compliance with the FCPA, and has issued a final report concerning the results thereof to the Audit Committee. The Debevoise report states that its investigation uncovered no violation of the FCPA by Teleglobe employees. However, the report also concludes that commercial bribery appears to have occurred with regard to two agents retained by Teleglobe (with whom the Company no longer carries on business) relating to one telecommunications carrier in Asia that is a Teleglobe customer. The report finds evidence that it is likely that payments made by Teleglobe to these agents were paid for the benefit of employees of such telecommunications carrier. As a result of the investigation, Teleglobe’s sales representative responsible for that carrier has been terminated. The Debevoise report makes a number of recommendations aimed at improving Teleglobe’s compliance practices and procedures, which recommendations the Company has already begun to implement.

Teleglobe previously announced that it has been cooperating fully with the U.S. Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) with respect to this matter, and it has periodically briefed representatives of the SEC and DOJ concerning the investigation. The SEC has advised the Company that it is conducting an informal inquiry into the matter and has requested that Teleglobe provide certain documents to it on a voluntary basis. The Company intends to continue to fully cooperate with the SEC and the DOJ concerning these matters, and has voluntarily provided certain documents to the SEC in response to their request. Based upon Debevoise’s investigation into the actions of ITXC employees and any additional factors arising from the final report, Teleglobe cannot predict the extent to which the SEC, the DOJ or any other governmental authorities will pursue administrative, civil or criminal proceedings, the imposition of fines or penalties or other remedies or sanctions. The Company has not identified, and does not believe it is likely that, any material adjustment to its financial statements is or will be required in connection with the results of this investigation, although it is possible that a monetary penalty, if any, may be material to the Company’s results of operations in the period during which it is imposed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ Gerald Porter Strong
Name:	Gerald Porter Strong
Title:	Chief Executive Officer and President of Teleglobe International Holdings Ltd

Date: February 22, 2005

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